[Certain information has been excluded because it both (i) is not material and (ii) is the type the Company treats as private or confidential]

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as February 12, 2025, among CV Sciences, Inc., a Delaware corporation whose principal place of business is located at 9530 Padgett Street, Suite 107, San Diego, CA 92126 (the “Company”) and the Purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to

Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agrees as set forth below.

ARTICLE I

1.1
The following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

“Cash Collateral Agreement” shall have the meaning ascribed to such term in Section 4.7.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than a group including Joseph Dowling and Joerg Grasser (or any entity or trust under their control), of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) Joseph Dowling or Joerg Grasser shall no longer be employed by the Company as CEO and CFO, respectively, and 30 days has elapsed since such occurrence or (vi) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (v) above.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Note have been satisfied or waived.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“IP Security Agreement” means the Intellectual Property Security Agreement, dated as of the date hereof, by and between the Company, the Subsidiary Guarantors and the Purchaser.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Note” means the Senior Secured Note due August 12, 2026 in aggregate principal amount of $1,600,000, issued by the Company to the Purchaser hereunder.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Permitted Indebtedness” shall mean the Indebtedness set forth on Schedule 1.1(a).

“Permitted Liens” shall mean “Permitted Liens” as defined in the Note, and the Liens set forth on Schedule 1.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Qualified Offering” means an offering of equity or debt securities for gross proceeds to the Company of not less than $5.0 million.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities” means the Note received by the Purchaser hereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company, the Subsidiary Guarantors and the Purchaser.

“Security Documents” means the Security Agreement and any other documents and filings required thereunder, including without limitation the IP Security Agreement (all UCC-1 and IP filing receipts) in order to grant the Purchaser a perfected security interest on all of the current and future assets of the Company and its Subsidiaries described therein.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Note purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” means any direct or indirect subsidiary of the Company as set forth on Schedule 3.1(a).

“Subsidiary Guarantee” means the Guarantee, dated the date hereof, of the Subsidiary Guarantors.

“Subsidiary Guarantors” means each of Star Sky Foods, LLC, a Delaware limited liability company, Cultured Foods Sp. z.o.o, a Polish limited liability company, and Elevated Softgels, LLC, a Delaware limited liability company.

“Trading Day” means a day on which the Principal Market is open for trading.

“Trading Market” means and of the OTCQB, New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market, or any successors of any of these exchanges on which the Securities is listed.

“Transaction Documents” means this Agreement, the Note, the Security Agreement, the Subsidiary Guarantee, the IP Security Agreement, the Cash Collateral Agreement (when executed and delivered by the parties thereto), and any other documents or agreements executed in connection with the transactions contemplated hereunder.

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth herein, the Purchaser agrees to purchase from the Company and the Company agrees to sell to the Purchaser the aggregate principal amount of the Note, set forth opposite the name of the Purchaser on the signature page hereto, for the purchase price set forth on such page, which shall be payable to the Company at the Closing by wire transfer of immediately available funds. The Note shall be purchased for $1,200,000 resulting in an original issue discount of 25%.

At the Closing, the Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company shall deliver to the Purchaser its Note and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2
Deliveries.

a)
On the Closing Date, the Company shall deliver to the Purchaser the following and shall have satisfied the following conditions, as the case may be:

(i)
this Agreement, duly executed by the Company;

(ii)
a duly executed Note with a principal amount equal to the amount set forth on the signature page hereto, registered in the name of the Purchaser, substantially in the form of Exhibit A hereto;

(iii)
the Security Agreement, duly executed by the Company and the Subsidiary Guarantors, substantially in the form of Exhibit B hereto;

(iv)
the Subsidiary Guarantee, duly executed by the Subsidiary Guarantors, substantially in the form of Exhibit C hereto;

(v)
Certificates of the Chief Executive Officer and Secretary of the Company, in the form of Exhibit D, certifying as to (a) copies of the Certificate of

Incorporation and bylaws of the Company and the Subsidiary Guarantors, as amended and restated as of the date hereof, (b) all actions taken and consents made by such party and its officers and shareholders as applicable to authorize the transactions provided by the Transaction Documents, (c) the names of the officers of such party authorized to sign the Transaction Documents , together with a sample of the true signature of such Person, (d) all conditions set forth in this Section 2.2 and 2.3 have been met by such party, and (e) no event has occurred or such party anticipates occurring that has resulted in an Event of Default under the Note or with the passage of time would result in an Event of Default under the Note;

(vi)
the IP Security Agreement, substantially in the form of Exhibit E hereto, by and between the Company and the Subsidiary Guarantors and the Purchaser.

(vii)
Certificates of good standing for the Company and Subsidiaries of the Company, in their respective jurisdictions of incorporation or formation, as applicable;

(viii)
Stock certificates (if any) of the Subsidiary Guarantors; and

(ix)
Payoff agreement with Streeterville Capital, LLC..

b)
On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)
this Agreement duly executed by the Purchaser;

(ii)
the Purchaser’ Subscription Amount by wire transfer to the account of the Company;

(iii)
the Security Agreement, duly executed by the Purchaser; and

(iv)
the IP Security Agreement, duly executed by the Purchaser.

2.3
Closing Conditions.

a)
The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)
the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)
all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)
the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

b)
The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)
the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)
all obligations, covenants and agreements of the Company and its Subsidiaries required to be performed at or prior to the Closing Date shall have been performed;

(iii)
such Purchaser shall be reasonably satisfied with the results of its due diligence investigation of the Company;

(iv)
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(v)
the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vi)
Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect with respect to the Company;

(vii)
no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the Nasdaq Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing;

(viii)
the Company shall have no outstanding indebtedness, other than (A) that in favor of the Purchaser pursuant to the Note, (B) indebtedness incurred in the ordinary course of business in connection with the purchase of equipment, and other trade debt incurred in the ordinary course of business, and (C) indebtedness set forth on the Schedule 2.3(b)(viii) hereto;

(ix)
No other securities of the Company outstanding after the use of proceeds hereof (i) shall be in default or (ii) shall reset (or shall have exercised any rights to convert into the Securities) as a result of the issuance of the Note; and

(x)
No other parties shall have exercised participation rights in this offering. It being understood that it is a condition to the Purchaser’s provision of financing hereby that no other investor participate herein, without its consent.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedule which shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Purchaser.

a)
Subsidiaries. All of the direct and indirect subsidiaries and limited liability corporations of the Company are set forth in Schedule 3.1(a) hereto. The Company owns, directly or indirectly, all of the capital stock or other equity of each Subsidiary free and clear of any Liens and all the issued and outstanding shares of capital stock of or interests in each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b)
Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default in any material respect of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c)
Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and each of its Subsidiaries and no further action is required by the Company and each of its Subsidiaries in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and such Subsidiaries enforceable against the Company and such Subsidiaries in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d)
No Conflicts. Except as set forth in Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Subsidiary , or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing indebtedness of the Company or any of its Subsidiaries or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations, assuming Purchaser’s compliance with its representations and warranties under Section 3.2), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii) to the Company’s knowledge, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e)
Filings, Consents and Approvals. Except as set forth in Schedule 3.1(e) hereto, neither the Company, nor its Subsidiaries are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or such Subsidiaries of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

f)
Issuance of the Note. The Note is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.

g)
Capitalization. The capitalization of the Company and its Subsidiaries is as set forth on Schedule 3.1(g). Other than as set forth on Schedule 3.1(g), the Company and the Subsidiaries have no indebtedness for money borrowed other than Permitted Indebtedness. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since November 15, 2024. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of common stock, of the Company or securities or rights convertible or exchangeable into shares of Common Stock of the Company or its Subsidiaries. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock of the Company or any Subsidiary or other securities to any Person (other than the Purchaser) and will not result in a right of the Company’s or any of its Subsidiaries’ securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock in the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any of its Subsidiaries or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company or such Subsidiary, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries. Neither the Company nor any Subsidiary has any outstanding indebtedness for borrowed money except for Permitted Indebtedness and the indebtedness described in Schedule 3.1 (g) hereto.

h)
Financial Statements. The Company has filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including pursuant to Section 13(a) for the one year preceding the date hereof (or such shorter period as the Company was required by law to file such documents) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.1(h), the financial statements of Company (the “Financial Statements”) included in the SEC Reports complied in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

i)
Material Changes. Since November 15, 2024, except as disclosed in SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth on Schedule 3.1(i), each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s, its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) each of the Company and its Subsidiaries has not altered its method of accounting, (iv) each of the Company and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans.

j)
Litigation. Other than as set forth in Schedule 3.1 (j) hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company , any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company or any Subsidiary, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

k)
Labor Relations. No material labor dispute exists or, to the knowledge of the Company or Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.

l)
Compliance, Material Contracts. Except as disclosed in the SEC Reports or as set forth on Schedule 3.1(l) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1(l), each Material Contract is in full force and effect and is enforceable in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary exist thereunder. Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract. “Material Contract” means any contract where any consideration to be paid or received by the Company is in excess of $50,000 or is filed or furnished as an exhibit to any report or registration statement filed with the SEC.

m)
Regulatory Permits and Licenses. The Company and the Subsidiaries possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

n)
Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except Permitted Liens and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the

Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

o)
Intellectual Property. The term “Proprietary Assets” means all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations, domain names ,and licenses currently owned and/or used by the Company (which for purposes of this subsection shall include its Subsidiaries) or necessary for the conduct of the Company’s business as currently conducted or proposed to be conducted, as well as any agreement under which the Company has access to any intellectual property or confidential information used by the Company in its business. Schedule 3.1(o) sets forth all Proprietary Assets necessary, to the Company’s knowledge, to conduct the Company’s business as currently conducted or as presently proposed to be conducted except where the failure to possess such Proprietary Assets would not reasonably be expected to result in a Material Adverse Effect. The Company owns, or has the right to use under the agreements or upon the terms described on Schedule 3.1(o), all of the Proprietary Assets and has taken actions reasonable in light of its financial position to protect the Proprietary Assets. Except as set forth on Schedule 3.1(o), the Company does not require any license or other agreement to use any of the Proprietary Assets, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost, or expense. Except as described in Schedule 3.1(o), the Company is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person and, to the Company’s knowledge, there are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Assets. With respect to each item of the Company’s Proprietary Assets that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission: (i) the license, as it relates to the Company is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the Company is not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the Company has not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission has repudiated any material provision thereof; and (iv) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than as expressly permitted by such license, sublicense, agreement or permission. Except as set forth on Schedule 3.1(o), to the Company’s knowledge, no director, officer, or stockholder of the Company owns any rights in any Intellectual Property Rights directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company’s business. Except as set forth on Schedule 3.1(o), to the Company’s knowledge it is not now necessary to use any inventions or works of authorship of its employees made outside of their employment by the Company. Except as set forth on Schedule 3.1(o), the Company has obtained from all of the Company’s current and former officers, employees and consultants assignments to all inventions developed or conceived during their association with the Company and relating to its business. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company’s Intellectual Property Rights are as set forth on Schedule 3.1 (o) hereto. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

p)
Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q)
Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports or as set forth on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company or any Subsidiary , none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or any Subsidiary.

r)
Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type described in the previous sentence that may be due in connection with the transactions contemplated by this Agreement.

s)
Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company and its Subsidiaries to the Purchaser as contemplated hereby.

t)
Investment Company. The Company, its Subsidiaries is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company and its Subsidiaries shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

u)
Registration Rights. Except as contemplated by the transactions hereunder or as set forth on Schedule 3.1(u), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

v)
Reserved.

w)
Disclosure. All disclosure provided to the Purchaser in the Disclosure Schedules to this Agreement with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries acknowledge and agree that the Purchaser makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

x)
No Integrated Offering. Assuming the accuracy of the Purchaser’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act or any applicable shareholder approval provisions.

y)
Solvency. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company and its Subsidiaries of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company’s, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(g) sets forth all outstanding secured and unsecured Indebtedness of the Company, its Subsidiaries or for which any such party has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in such party’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. There does not exist an Event of Default on any indebtedness of the Company nor any Subsidiary.

z)
Environmental Matters. Except as set forth in Schedule 3.1(z), the Company and each its Subsidiaries (a) is in compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, in each case except to the extent such noncompliance or non-receipt would not reasonably be expected to result in a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

aa)
Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon (except for those contested in good faith), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

bb)
No General Solicitation. Neither the Company, nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

cc)
Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Neither The Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

The Company and its Subsidiaries are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of the Company or any of its Subsidiaries is a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

dd)
Seniority. As of the Closing Date, except as set forth on Schedule 3.1(dd) hereto no Indebtedness (other than Permitted Indebtedness), equity or other security of the Company or the Subsidiaries is senior to, or pari passu with, the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

ee)
No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and, except as set forth on Schedule 3.1(ee), the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. By making this representation, each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and its lawyers. The Company’s accountants are set forth on Schedule 3.1(ee) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who have expressed and who are expected to express their opinion with respect to the financial statements for the years ended December 31, 2023 and December 31, 2024, are a registered public accounting firm as required by the Securities Act.

ff)
Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)
No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, executive officers, other officer of the Company or any Subsidiary participating in the placement contemplated by this Agreement, directors, or any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s or such Subsidiaries’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or such Subsidiary in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and its Subsidiaries has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company and its Subsidiaries will comply with its disclosure obligations under Rule 506(e).

(ii)
Other Covered Persons. None of the Company and its Subsidiaries is aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Note that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)
Notice of Disqualification Events. The Company will notify the Purchaser immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

gg)
Reserved.

hh)
Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the SEC Reports, each of the Company and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Company and its Subsidiaries has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's (or any Subsidiary’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's (or any Subsidiary’s) knowledge, in other factors that could significantly affect the Company's (or any Subsidiary’s) internal controls. The Company and its Subsidiaries have knowledge (upon receipt of the proceeds of this transaction) that the Company’s independent public accountants have issued an audit letter containing a “going concern” opinion in connection with the Company’s annual report on Form 10-K pursuant to Section 13 or 15(d) under the Exchange Act for the fiscal year ended December 31, 2023.

ii)
Variable Rate Securities. Except as set forth in Schedule 3.1(jj), the Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

jj)
Disclosure Schedules. References in this Section 3.1 to Disclosure Schedules shall qualify all applicable representations or warranties to which the subject matter of that Disclosure Schedule relates or may relate, regardless of whether such Disclosure Schedule is referenced directly in a corresponding representation or warranty or contained in different section of this Section 3.1.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

a)
Organization; Authority. The Purchaser is an entity duly organized under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)
Purchaser Representation. The Purchaser understands that the Note is a

“restricted security” and has not been registered under the Securities Act or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling such Note or any part thereof, has no present intention of distributing any of such Note in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Note (this representation and warranty not limiting the Purchaser’s right to sell the Note pursuant to a registration statement under the Securities Act or a transaction exempt from the registration requirements of the Securities Act and otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Note for any period of time. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Purchaser understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

c)
Purchaser Status. At the time such Purchaser was offered the Note, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

d)
Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e)
General Solicitation. Such Purchaser is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f)
The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it.

g)
No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Purchaser or any Affiliate as the bankrupt or the insolvent, are pending or, to the knowledge of the Purchaser, threatened and the Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

h)
The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

i)
Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company and its Subsidiaries acknowledge and agree that the Purchaser does not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

OTHER AGREEMENTS OF THE PARTIES

4.1 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby (including without limitation the press release referenced above). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal or state securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with notice of such disclosure permitted under subclause (i) or (ii).

4.2 Investment Company Act. The Company and its Subsidiaries shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Note hereunder for certain specified items as follows: (i) approximately $480,000 to refinance all outstanding indebtedness owing to Streeterville Capital LLC, (ii) approximately $672,000 (comprised of approximately $97,000 capital expenditures for Elevated Softgels, approximately $100,000 for working capital for Elevated Softgels, approximately $300,000 to repay outstanding payables and $200,000 of working capital for the Company (excluding Elevated Softgels) for working capital and other general corporate purposes and (iii) $48,000 of fees in connection with the transaction. The Company may not use the net proceeds from the sale of the Note hereunder to repay indebtedness for borrowed money (other than, in the case of the Note, to Streeterville Capital LLC or its successor in interest, if any), lend money, give credit or make advances (other than in the ordinary course in respect of Company expenses) to any officers, directors, employees, affiliates of the Company or its Subsidiaries, except as set forth above.

4.4 Indemnification of Purchaser. Subject to the provisions of this Section 4.4, the Company and its Subsidiaries will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such Person (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants (which remain uncured after any applicable cure period) or agreements made by the Company and its Subsidiaries in this Agreement or in the other Transaction Documents, or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company or its Subsidiaries or who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (in each case unless such action is based upon a breach of such Purchaser’ representation, warranties or covenants (which remain uncured after any applicable cure period) under the Transaction Documents or any agreements or understandings any Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.5 Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution provisions) or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock.

4.6 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Note as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Note for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.7 Post Closing Deliverables.

(a)
Within 21 days immediately following the Closing Date, the Company will deliver to the Purchaser a deposit account control agreement by and among the Company, JPMorgan Chase & Co. (the “Bank”) and the Purchaser on the Bank’s standard form granting the Purchaser control over the Company’s operating account for purposes of Article 9 of the Uniform Commercial Code (the “Cash Collateral Agreement”). The Company will deliver a copy of the proposed Cash Collateral Agreement to the Purchaser and provide Purchaser with a reasonable opportunity to review and comment on the proposed form in advance of execution and will transmit any proposed revisions thereof to the Bank for its review;

(b)
Within 5 days immediately following the Closing Date, the Company will deliver to the Purchaser a UCC-3 Termination Statement in respect of all liens securing indebtedness owned to Streeterville Capital, LLC;

(c)
Within 5 days immediately following the Closing Date, the Company will deliver to the Purchaser the results of lien searches from the state of Delaware in respect of the Company, Elevated Softgels LLC, and Star Sky Foods, LLC. Such lien searches shall show no liens on the assets of any such company (other than liens securing indebtedness owed to Streeterville Capital, LLC which shall be released at the Closing);

(d)
Within 10 days immediately following the Closing Date, the Company will deliver to the Purchaser a Certificate of Good Standing or comparable certificate for Cultured Foods sp z.o.o.;

(e)
Within 5 days immediately following the Closing Date, the Company shall cause all required filings to be made with the United States Patent and Trademark Office in order to perfect the Purchaser’s first lien on the Intellectual Property set forth in the Intellectual Property Security Agreement;

(f)
Within 5 days immediately following the Closing Date, the Company shall cause all required UCC-1 filings to be made with the Secretaries of State of Delaware, California and Colorado in order to perfect the Purchaser’s first lien on the Collateral set forth in the Security Agreement; and

(g)
Within 5 days immediately following the Closing Date, the Company will deliver to the Purchaser Resolutions of the Boards of Directors of the Subsidiary Guarantors authorizing the Subsidiary Guarantors to enter into the Subsidiary Guarantee.

4.8 Right of Participation. At any time within the 12 months subsequent to the Closing, upon any issuance by the Company or any of its Subsidiaries of debt or Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to its investment amount but not more than 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

If the Purchaser desires to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchaser has received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the from the Purchaser as of such fifth (5th) Business Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchasers have received the Pre-Notice, notifications by the Purchaser of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchaser has received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchaser seeking to purchase more than the aggregate amount of the Participation Maximum, the Purchaser shall have the right to purchase its pro rata portion of the Participation Maximum.

The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.8, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

Notwithstanding anything to the contrary in this Section 4.8 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any Subsequent Financing.

4.9 After acquired Subsidiaries. The Company shall cause each Subsidiary of the Company acquired after the date hereof to immediately become a party to the Subsidiary Guarantee, Security Agreement and IP Security Agreement, with the same rights and obligations as the Guarantors, and Debtors, as the case may be, to the same extent as if it were an original signatory thereto and such party shall be deemed to have made the representations, warranties and covenants set forth therein as of the date of such execution and delivery thereof, and all references therein to the “Guarantors ” or “Debtors” shall be deemed to include each additional Guarantor or Debtor.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser or the Company by written notice to the to the Company or the Purchaser, if the Closing has not been consummated on or before February 20, 2025; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees. The Company has agreed to reimburse Purchaser (i) $10,000 for legal expenses incurred in connection with documenting the Closing, and (ii) all other costs and expenses incurred in connection with the transaction by the Purchaser (e.g., background checks (to the extent not provided to Purchaser), lien searches, UCC filings and any required IP or mortgage filings, etc.

5.3
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been incorporated into such documents, exhibits and schedules.

5.4
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5
Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company, and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6
Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers all or any portion of the Note, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser.”

5.8
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.9
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If the Purchaser shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then it shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10
Survival. The representations and warranties contained herein shall survive for a period of 12 months following the Closing.

5.11
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.12
Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13
Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company and its Subsidiaries does not timely perform their related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company , any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14
Replacement of Securities. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, the Company and its Subsidiaries shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note.

5.15
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16
Payment Set Aside. To the extent that the Company or its Subsidiaries makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, such Subsidiary, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17
Usury. The Company and its Subsidiaries hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and its Subsidiaries under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Purchaser to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18
Liquidated Damages. The Company’s and its Subsidiaries obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and its Subsidiaries and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Each Purchaser hereby notifies the Company that pursuant to the requirements of the Act and such Purchaser’s policies and practices, each Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and addresses of Borrower and such other information that will allow the Purchaser to identify the Company in accordance with the Act. In addition, the Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Note to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CV SCIENCES, INC.

Address for Notice:

9530 Padgett Street, Suite 107, San Diego, CA 92126

By:____________________________________

Name: Joseph Dowling

Title: Chief Executive Officer

Email:

Telephone:

With a copy to (which shall not constitute notice):

Telephone:

Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: [***]

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory: [***]

Title of Authorized Signatory: [***]

Email Address of Authorized Entity: [***]

Address for Notice of Investing Entity: [***]

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $1,200,000.00

Principal Amount of Note: $1,600,000.00